Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2021, on our audits of the consolidated financial statements of Mineola Community Mutual Holding Company and Subsidiaries as of December 31, 2020 and 2019, which appears in the Registration Statement on Form S-1, as amended (File No. 333-254053), of Texas Community Bancshares, Inc.

/s/ BKD, LLP

Houston, Texas
August 2, 2021